Exhibit 99.1

News Release

For immediate release

News Media Contact:	Investor Relations Contact:
Dan Wilinsky	Eric Boyer
+1 303 397 2468	+1 303 397 2969
dan.wilinsky@ihsmarkit.com	eric.boyer@ihsmarkit.com

IHS Markit Reports First Quarter 2017 Results

LONDON (March 28, 2017) - IHS Markit Ltd. (Nasdaq: INFO), a world leader in critical information, analytics and expertise for the major industries and markets that drive economies worldwide, today reported results for the first quarter ended February 28, 2017.

•	Revenue of $844 million, including reported organic revenue growth of 1 percent and normalized organic revenue growth of 2 percent

•	Net income of $66 million and diluted earnings per share (EPS) of $0.16

•	Adjusted EBITDA of $320 million and Adjusted earnings per diluted share (Adjusted EPS) of $0.45

•	Cash flow from operations of $251 million and free cash flow of $179 million

Adjusted EBITDA, Adjusted EPS, and free cash flow are non-GAAP financial measures used by management to measure operating performance. These terms are defined elsewhere in this release. Please see schedules appearing later in this release for reconciliations of non-GAAP financial measures to the most directly comparable GAAP measures.

First Quarter 2017 Financial Performance

	Three months ended February 28/29,		Change
(in millions, except percentages and per share data)	2017	2016	$	%
Revenue	$844.2	$548.5	$295.7	54%

Net income attributable to IHS Markit	$66.0	$45.2	$20.8	46%
Adjusted EBITDA	$320.2	$179.8	$140.4	78%

GAAP EPS	$0.16	$0.19	$(0.03)	(16)%
Adjusted EPS	$0.45	$0.39	$0.06	15%

Cash flow from operations	$250.7	$151.8	$98.9	65%
Free cash flow	$179.0	$127.3	$51.7	41%

“We hit the ground running in Q1 with improved organic growth, margin expansion, and continued momentum with our integration efforts,” said Jerre Stead, IHS Markit chairman and chief executive officer. “We will be presenting our forward strategy at our Investor Day on April 26th in New York City.”

“We posted solid results in the first quarter and have a clear path to deliver to our full-year expectations. Our Transportation segment continues to perform at a high level, Financial Services posted very good performance, and we are seeing clear signs of stabilization within our Energy business,” said Todd Hyatt, IHS Markit chief financial officer.

First Quarter 2017 Revenue Performance

First quarter 2017 revenue increased 54 percent compared to the first quarter of 2016. The following table provides additional revenue information by transaction type.

	Three months ended February 28/29,		Percent change
(in millions, except percentages)	2017	2016	Total	Reported Organic	Normalized Organic*
Recurring fixed	$617.1	$443.2	39%	1%	1%
Recurring variable	106.4	—	N/A	12%	12%
Non-recurring	120.7	105.3	15%	(5)%	4%
Total revenue	$844.2	$548.5	54%	1%	2%
* Normalized for effect of conference event timing on revenue results. See also supplemental revenue disclosure on page 9 of this release.

The components of revenue growth are described below by segment and in total.

	Change in revenue
	First quarter 2017 vs. first quarter 2016
(All amounts represent percentage points)	Reported Organic	Normalized Organic*	Acquisitive	Foreign Currency	Total
Resources*	(14)%	(8)%	7%	(1)%	(9)%
Transportation*	11%	9%	2%	(1)%	13%
Consolidated Markets & Solutions	(2)%	(2)%	—%	(3)%	(5)%
Financial Services**	7%	7%	—%	(3)%	4%
Total	1%	2%	55%***	(2)%	54%
* Normalized for effect of conference event timing on revenue results. See also supplemental revenue disclosure on page 9 of this release.
** Financial Services segment (composed entirely of legacy Markit business) change in revenue based on 2017 first quarter revenue of $296 million vs. 2016 first quarter revenue of $285 million.
*** Total company acquired revenue includes Financial Services segment 2017 Q1 revenue of $296 million, less $11 million attributed to components above.

First Quarter 2017 Operating Performance

Segment results were as follows (additional segment information is included on pages 9 and 11):

•
Resources. First quarter revenue for Resources decreased $19 million, or 9 percent, to $197 million, and declined 8 percent organically for the recurring-based business. First quarter Adjusted EBITDA for Resources decreased $7 million, or 8 percent, to $80 million, due to the shift in timing of our annual CERAWeek conference from the first quarter in 2016 to the second quarter in 2017.

•
Transportation. First quarter revenue for Transportation increased $25 million, or 13 percent, to $225 million, and included 9 percent organic growth for the recurring-based business. First quarter Adjusted EBITDA for Transportation increased $16 million, or 22 percent, to $90 million.

•
Consolidated Markets & Solutions (CMS). First quarter revenue for CMS decreased $6 million, or 5 percent, to $127 million, and had 1 percent organic growth for the recurring-based business. First quarter Adjusted EBITDA for CMS increased $1 million, or 4 percent, to $29 million.

•	Financial Services. First quarter revenue for Financial Services was $296 million, and included 7 percent total organic growth. First quarter Adjusted EBITDA for Financial Services was $129 million.

Outlook (forward-looking statement)

For the year ending November 30, 2017, IHS Markit expects:

•	Revenue in a range of $3.490 billion to $3.560 billion, including total organic growth of 2 percent to 4 percent;

•	Adjusted EBITDA in a range of $1.375 billion to $1.400 billion; and

•	Adjusted EPS in a range of $2.02 to $2.08 per diluted share.

The above outlook assumes no further currency movements, acquisitions, divestitures, pension mark-to-market adjustments or unanticipated events. See discussion of non-GAAP financial measures at the end of this release.

As previously announced, IHS Markit will hold a conference call to discuss first quarter 2017 results on March 28, 2017, at 8:00 a.m. EDT. The conference call will be simultaneously webcast on the Investor Relations section of the company’s website: investor.ihsmarkit.com.

###

Use of Non-GAAP Financial Measures
Non-GAAP results are presented only as a supplement to our financial statements based on U.S. generally accepted accounting principles (GAAP). Non-GAAP financial information is provided to enhance the reader’s understanding of our financial performance, but none of these non-GAAP financial measures are recognized terms under GAAP and non-GAAP measures should not be considered in isolation or as a substitute for financial measures calculated in accordance with GAAP. Reconciliations of the most directly comparable GAAP measures to non-GAAP measures, such as EBITDA, Adjusted EBITDA, Adjusted net income, Adjusted EPS, and free cash flow are provided within the schedules attached to this release.

We use non-GAAP measures in our operational and financial decision-making, believing that it is useful to exclude certain items in order to focus on what we deem to be a more reliable indicator of ongoing operating performance and our ability to generate cash flow from operations. As a result, internal management reports used during monthly operating reviews feature the Adjusted EBITDA, Adjusted net income, Adjusted EPS, and free cash flow metrics. We also believe that investors may find non-GAAP financial measures useful for the same reasons, although investors are cautioned that non-GAAP financial measures are not a substitute for GAAP disclosures. This communication also includes certain forward-looking non-GAAP financial measures. IHS Markit is unable to present a reconciliation of this forward-looking non-GAAP financial information because management cannot reliably predict all of the necessary components of such measures. Accordingly, investors are cautioned not to place undue reliance on this information.

Non-GAAP measures are frequently used by securities analysts, investors, and other interested parties in their evaluation of companies comparable to IHS Markit, many of which present non-GAAP measures when reporting their results. These measures can be useful in evaluating our performance against our peer companies because we believe the measures provide users with valuable insight into key components of GAAP financial disclosures. However, non-GAAP measures have limitations as an analytical tool. Non-GAAP measures are not necessarily comparable to similarly titled measures used by other companies. They are not presentations made in accordance with GAAP, are not measures of financial condition or liquidity, and should not be considered as an alternative to profit or loss for the period determined in accordance with GAAP or operating cash flows determined in accordance with GAAP. As a result, you should not consider such performance measures in isolation from, or as a substitute analysis for, results of operations as determined in accordance with GAAP.

Forward-Looking Statements
This communication contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. In this context, forward-looking statements often address expected future business and financial performance and financial condition, and often contain words such as “anticipate,” “intend,” “plan,” “goal,” “seek,” “aim,” “strive,” “believe,” “see,” “project,” “predict,” “estimate,” “expect,” “continue,” “strategy,” “future,” “likely,” “may,” “might,” “should,” “will,” “would,” “target,” similar expressions, and variations or negatives of these words. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations, and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy, and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks, and changes in circumstances that are difficult to predict and many of which are outside of our control. A detailed discussion of some of the risks and uncertainties that could cause our actual results and financial condition to differ materially from the forward-looking statements is described under the caption “Risk Factors” in our most recent annual report on Form 10-K, along with our other filings with the U.S. Securities and Exchange Commission. Any forward-looking statement made by us in this communication is based only on information currently available to us and speaks only as of the date of this report. We do not assume any obligation to publicly provide revisions or updates to any forward-looking statements, whether as a result of new information, future developments or otherwise, should circumstances change, except as otherwise required by securities and other applicable laws. Please consult our public filings at www.sec.gov or www.ihsmarkit.com.

About IHS Markit
IHS Markit (Nasdaq: INFO) is a world leader in critical information, analytics and expertise for the major industries and markets that drive economies worldwide. The company delivers next-generation information, analytics and solutions to customers in business, finance and government, improving their operational efficiency and providing deep insights that lead to well-informed, confident decisions. IHS Markit has more than 50,000 key business and government customers, including 85 percent of the

Fortune Global 500 and the world’s leading financial institutions. Headquartered in London, IHS Markit is committed to sustainable, profitable growth.

IHS Markit is a registered trademark of IHS Markit Ltd. All other company and product names may be trademarks of their respective owners. © 2017 IHS Markit Ltd. All rights reserved.

IHS MARKIT LTD.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions)

	As of February 28, 2017	As of November 30, 2016
	(Unaudited)	(Audited)
Assets
Current assets:
Cash and cash equivalents	$154.8	$138.9
Accounts receivable, net	668.8	635.6
Income tax receivable	58.6	26.0
Deferred subscription costs	64.8	55.6
Other current assets	97.6	77.4
Total current assets	1,044.6	933.5
Non-current assets:
Property and equipment, net	445.0	416.2
Intangible assets, net	4,255.9	4,351.8
Goodwill	8,198.4	8,209.8
Deferred income taxes	14.8	14.8
Other	47.0	10.5
Total non-current assets	12,961.1	13,003.1
Total assets	$14,005.7	$13,936.6
Liabilities and shareholders' equity
Current liabilities:
Short-term debt	$582.9	$104.6
Accounts payable	52.5	58.9
Accrued compensation	95.9	174.0
Accrued royalties	37.4	35.7
Other accrued expenses	278.1	257.1
Income tax payable	13.7	11.9
Deferred revenue	906.9	770.2
Total current liabilities	1,967.4	1,412.4
Long-term debt	3,131.5	3,279.3
Accrued pension and postretirement liability	32.7	33.0
Deferred income taxes	1,013.3	995.1
Other liabilities	110.9	74.7
Commitments and contingencies
Redeemable noncontrolling interest	58.2	57.7
Shareholders' equity	7,691.7	8,084.4
Total liabilities and shareholders' equity	$14,005.7	$13,936.6

IHS MARKIT LTD.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except for per-share amounts)
(Unaudited)

	Three months ended February 28/29,
	2017	2016
Revenue	$844.2	$548.5
Operating expenses:
Cost of revenue	327.0	210.8
Selling, general and administrative	268.0	186.5
Depreciation and amortization	120.8	60.5
Restructuring charges	(0.2)	5.7
Acquisition-related costs	31.6	3.8
Net periodic pension and postretirement expense	0.4	0.3
Other expense, net	0.9	1.2
Total operating expenses	748.5	468.8
Operating income	95.7	79.7
Interest income	0.5	0.3
Interest expense	(31.8)	(28.2)
Non-operating expense, net	(31.3)	(27.9)
Income from continuing operations before income taxes and equity in loss of equity method investee	64.4	51.8
Benefit (provision) for income taxes	3.6	(10.4)
Equity in loss of equity method investee	(2.0)	—
Income from continuing operations	66.0	41.4
Income from discontinued operations, net	—	3.8
Net income	66.0	45.2
Net loss attributable to noncontrolling interest	—	—
Net income attributable to IHS Markit Ltd.	$66.0	$45.2

Basic earnings per share:
Income from continuing operations attributable to IHS Markit Ltd.	$0.16	$0.17
Income from discontinued operations, net	—	0.02
Net income attributable to IHS Markit Ltd.	$0.16	$0.19
Weighted average shares used in computing basic earnings per share	406.2	239.7

Diluted earnings per share:
Income from continuing operations attributable to IHS Markit Ltd.	$0.16	$0.17
Income from discontinued operations, net	—	0.02
Net income attributable to IHS Markit Ltd.	$0.16	$0.19
Weighted average shares used in computing diluted earnings per share	422.2	242.0

IHS MARKIT LTD.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Three months ended February 28/29,
	2017	2016
Operating activities:
Net income	$66.0	$45.2
Reconciliation of net income to net cash provided by operating activities:
Depreciation and amortization	120.8	60.5
Stock-based compensation expense	75.2	30.6
Excess tax benefit from stock-based compensation	—	—
Net periodic pension and postretirement expense	0.4	0.3
Undistributed earnings of affiliates, net	1.4	—
Pension and postretirement contributions	(0.6)	(0.9)
Deferred income taxes	8.8	12.9
Change in assets and liabilities:
Accounts receivable, net	(16.7)	(41.3)
Other current assets	(40.9)	(26.3)
Accounts payable	(12.6)	(16.5)
Accrued expenses	(68.9)	(14.4)
Income tax	(21.9)	(6.3)
Deferred revenue	137.4	101.7
Other liabilities	2.3	6.3
Net cash provided by operating activities	250.7	151.8
Investing activities:
Capital expenditures on property and equipment	(71.7)	(24.5)
Acquisitions of businesses, net of cash acquired	—	(1,113.4)
Change in other assets	2.6	2.1
Settlements of forward contracts	2.7	5.5
Net cash used in investing activities	(66.4)	(1,130.3)
Financing activities:
Proceeds from borrowings	1,395.0	1,061.0
Repayment of borrowings	(1,057.5)	(194.0)
Payment of debt issuance costs	(9.5)	(15.4)
Excess tax benefit from stock-based compensation	—	—
Proceeds from the exercise of employee stock options	97.3	—
Repurchases of common shares	(591.9)	(104.3)
Net cash provided by (used in) financing activities	(166.6)	747.3
Foreign exchange impact on cash balance	(1.8)	(0.7)
Net increase (decrease) in cash and cash equivalents	15.9	(231.9)
Cash and cash equivalents at the beginning of the period	138.9	293.1
Cash and cash equivalents at the end of the period	$154.8	$61.2
Less: Cash and cash equivalents associated with discontinued operations at the end of the period	—	(0.7)
Cash and cash equivalents from continuing operations at the end of the period	$154.8	$60.5

IHS MARKIT LTD.
SUPPLEMENTAL REVENUE DISCLOSURE
(In millions)
(Unaudited)

	Three months ended February 28/29,		Percent change
	2017	2016	Total	Reported Organic	Normalized Organic*
Recurring revenue:
Resources	$176.8	$180.7	(2)%	(8)%
Transportation	160.8	148.4	8%	9%
CMS	111.6	114.1	(2)%	1%
Financial Services - fixed	167.9	—	N/A	2%
Total recurring fixed revenue	617.1	443.2	39%	1%
Financial Services - variable	106.4	—	N/A	12%
Total recurring revenue	$723.5	$443.2	63%	2%

Non-recurring revenue:
Resources	$20.1	$35.2	(43)%	(48)%	(13)%
Transportation	64.1	51.3	25%	18%	10%
CMS	14.9	18.8	(21)%	(20)%
Financial Services	21.6	—	N/A	30%
Total non-recurring revenue	$120.7	$105.3	15%	(5)%	4%

Total revenue (segment):
Resources	$196.9	$215.9	(9)%	(14)%	(8)%
Transportation	224.9	199.7	13%	11%	9%
CMS	126.5	132.9	(5)%	(2)%
Financial Services	295.9	—	N/A	7%
Total revenue	$844.2	$548.5	54%	1%	2%

* These percentages are normalized for the timing shift effect for certain Resources and Transportation conference events.

IHS MARKIT LTD.
RECONCILIATION OF CONSOLIDATED NON-GAAP FINANCIAL MEASURES TO
MOST DIRECTLY COMPARABLE GAAP FINANCIAL MEASURES
(In millions, except for per-share amounts)
(Unaudited)

	Three months ended February 28/29,
	2017	2016
Net income attributable to IHS Markit Ltd.	$66.0	$45.2
Interest income	(0.5)	(0.3)
Interest expense	31.8	28.2
(Benefit) Provision for income taxes	(3.6)	10.4
Depreciation	36.1	23.5
Amortization related to acquired intangible assets	84.7	37.0
EBITDA (1)(6)	$214.5	$144.0
Stock-based compensation expense	75.2	30.1
Restructuring charges	(0.2)	5.7
Acquisition-related costs	31.6	3.8
Share of joint venture results not attributable to Adjusted EBITDA	(0.4)	—
Adjusted EBITDA attributable to noncontrolling interest	(0.5)	—
Income from discontinued operations, net	—	(3.8)
Adjusted EBITDA (2)(6)	$320.2	$179.8

	Three months ended February 28/29,
	2017	2016
Net income attributable to IHS Markit Ltd.	$66.0	$45.2
Stock-based compensation expense	75.2	30.1
Amortization related to acquired intangible assets	84.7	37.0
Restructuring charges	(0.2)	5.7
Acquisition-related costs	31.6	3.8
Acquisition financing fees	—	5.0
Income tax effect of above adjustments	(65.4)	(27.5)
Adjusted earnings attributable to noncontrolling interest	(0.4)	—
Income from discontinued operations, net	—	(3.8)
Adjusted net income (3)	$191.5	$95.5
Adjusted EPS (4)(6)	$0.45	$0.39
Weighted average shares used in computing Adjusted EPS	422.2	242.0

	Three months ended February 28/29,
	2017	2016
Net cash provided by operating activities	$250.7	$151.8
Capital expenditures on property and equipment	(71.7)	(24.5)
Free cash flow (5)(6)	$179.0	$127.3

IHS MARKIT LTD.
SUPPLEMENTAL SEGMENT OPERATING PROFIT MEASURE DISCLOSURE
(In millions)
(Unaudited)

	Three months ended February 28/29,
	2017	2016
Adjusted EBITDA by segment:
Resources*	$80.0	$87.4
Transportation	89.8	73.4
CMS	28.6	27.5
Financial Services	129.2	—
Shared services	(7.4)	(8.5)
Total Adjusted EBITDA	$320.2	$179.8
* The decline in Adjusted EBITDA for the Resources segment is due to the shift in timing of our annual CERAWeek conference from the first quarter in 2016 to the second quarter in 2017.

Adjusted EBITDA margin by segment:
Resources	40.6%	40.5%
Transportation	39.9%	36.8%
CMS	22.6%	20.7%
Financial Services	43.7%	N/A
Total Adjusted EBITDA margin	37.9%	32.8%

(1)	EBITDA is defined as net income plus or minus net interest, plus provision for income taxes, depreciation, and amortization.

(2)
Adjusted EBITDA further excludes primarily non-cash items and other items that we do not consider to be useful in assessing our operating performance (e.g., stock-based compensation expense, restructuring charges, acquisition-related costs, exceptional litigation, net other gains and losses, pension mark-to-market and settlement expense, the impact of joint ventures and noncontrolling interests, and discontinued operations). All of the items included in the reconciliation from net income to Adjusted EBITDA are either non-cash items or items that we do not consider to be useful in assessing our operating performance. In the case of the non-cash items, we believe that investors can better assess our operating performance if the measures are presented without such items because, unlike cash expenses, these adjustments do not affect our ability to generate free cash flow or invest in our business. For example, by excluding depreciation and amortization from EBITDA, users can compare operating performance without regard to different accounting determinations such as useful life. In the case of the other items, we believe that investors can better assess operating performance if the measures are presented without these items because their financial impact does not reflect ongoing operating performance.

(3)
Adjusted net income is defined as net income plus primarily non-cash items and other items that management does not consider to be useful in assessing our operating performance (e.g., stock-based compensation expense, amortization related to acquired intangible assets, restructuring charges, acquisition-related costs, acquisition financing fees, net other gains and losses, pension mark-to-market and settlement expense, the impact of noncontrolling interests, and discontinued operations, all net of the related tax effects).

(4)	Adjusted EPS is defined as Adjusted net income (as defined above) divided by diluted weighted average shares.

(5)	Free cash flow is defined as net cash provided by operating activities less capital expenditures.

(6)
EBITDA, Adjusted EBITDA, Adjusted EPS, and free cash flow are used by many of our investors, research analysts, investment bankers, and lenders to assess our operating performance. For example, a measure similar to Adjusted EBITDA is required by the lenders under our term loan and revolving credit agreements.